Exhibit 107
Calculation of Filing Fee Table
Form
S-8
(Form Type)
BHP Group Limited
(Exact Name of Registrant as Specified in its Charter)
Table 1 – Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Ordinary Shares of Common Stock	Other	10,000,000	(2)	$27.07	$270,700,000.00	0.0001531	$41,444.17

Total Offering Amounts					—	$270,700,000.00		$41,444.17

Total Fee Offsets					—			$—

Net Fee Due					—			$41,444.17

(1)
This Registration Statement on Form
S-8
(this “Registration Statement”) registers ordinary shares, no par value per share, of BHP Group Limited (the “registrant”) that are authorized for issuance under the registrant’s BHP Group Limited Equity and Cash Incentive Plan Rules (the “Plan Rules”) and BHP Group Limited Global Employee Share Plan (“Shareplus”). Ordinary shares may be represented by American Depositary Receipts, which are traded in the United States. Each American Depositary Receipt represents two ordinary shares on deposit with Citibank, N.A., as a depositary bank. A separate registration statement on Form
F-6
(File
No. 333-287944)
has been filed to register the American Depositary Receipts. In the event of any share dividend, share split or other similar transaction involving the ordinary shares, the number of ordinary shares registered hereby shall automatically be adjusted in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents (i) 8,000,000 ordinary shares reserved for issuance under the Plan Rules and (ii) 2,000,000 ordinary shares reserved for issuance under Shareplus.
(3)
Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per unit and proposed maximum aggregate offering price are based on the reported average of the high and low prices of the registrant’s ordinary shares as reported on the Australian Securities Exchange for August 18, 2025, translated into United Sates dollars as of the same date at the rate of A$1.00 = US$0.6491, as published by
The Wall Street Journal
for that date.